EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of Success Entertainment Group International Inc. for the period ending June 30, 2014, I, Steve Chen, Chief Executive Officer (Principal Executive Officer/Principal Financial Officer) and Brian Kistler, Chief financial Officer (Principal Financial Officer) of Success Entertainment Group International Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the period ending June 30, 2014, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ending June 30, 2014, fairly presents, in all material respects, the financial condition and results of operations of Success Entertainment Group International Inc.

Date: September 22, 2014	By:	/s/ Steve Chen
Steve Chen
President/Chief Executive Officer (Principal Executive Officer/Principal Financial Officer)

Date: September 22, 2014	By:	/s/ Brian Kistler
Brian Kistler
Chief Financial Officer (Principal Financial Officer)